As filed with the Securities and Exchange Commission on August 22,
   2002

                                             Registration No. 333-79485
   ======================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               POST-EFFECTIVE
                               AMENDMENT NO. 2
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
           ------------------------------------------------------
                       CABLEVISION SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

              Delaware                             11-3415180
   (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)              Identification No.)

                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                  (Address of principal executive offices)

                             EMPLOYEE STOCK PLAN
              (FORMERLY KNOWN AS THE 1998 EMPLOYEE STOCK PLAN)
                          (Full title of each plan)

                               ROBERT S. LEMLE
                               VICE CHAIRMAN,
                        GENERAL COUNSEL AND SECRETARY
                       CABLEVISION SYSTEMS CORPORATION
                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                               (516) 380-6230
           (Name, address including zip code and telephone number,
                 including area code, of agent for service)

                               WITH A COPY TO:

                               LAURALYN BENGEL
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5670
                         ___________________________







                              EXPLANATORY NOTE

        Cablevision Systems Corporation (the "Corporation") hereby amends the Registration Statement on Form S-8 (File No. 333-79485), by filing this Post-Effective Amendment No. 2 to Form S-8 relating to shares of Cablevision NY Group Class A Common Stock, par value $.01 per share ("Cablevision NY Class A Stock"), issuable by the Corporation under the Employee Stock Plan (the "Plan").*

        This Registration Statement as originally filed on May 27, 1999 related to the offer and sale of 13,000,000 shares of Cablevision Class A Common Stock ("Cablevision Class A Stock") issuable under the Plan.

        On February 16, 2001, the stockholders of the Corporation authorized the Corporation's Board of Directors to change the Cablevision Class A Stock into two series: (i) Cablevision NY Class A Stock; and (ii) Rainbow Media Group Class A Common Stock, par value $.01 per share ("Rainbow Class A Stock"). Accordingly, the Corporation's amended and restated certificate of incorporation was amended to (i) authorize the creation of Rainbow Class A Stock and
   (ii) redesignate the Cablevision Class A Stock as Cablevision NY Class A Stock. The Corporation filed a Post-Effective Amendment No. 1 to Form S-8 on March 30, 2001 to reflect the reclassification of the then remaining 13,000,000 shares of Cablevision Class A Stock to be issued under the Plan pursuant to the Registration Statement as 6,500,000 shares of Rainbow Class A Stock and 13,000,000 shares of Cablevision NY Class A Stock. The Corporation has not issued any of these shares.

        On August 5, 2002, the Corporation's Board of Directors approved the exchange of all shares of Rainbow Class A Stock for shares of Cablevision NY Class A Stock. Accordingly, pursuant to the Corporation's amended and restated certificate of incorporation, the Corporation has authorized the exchange of each share of Rainbow Class A Stock for
   1.19093 shares of Cablevision NY Class A Stock, effective August 20, 2002. The purpose of this Post-Effective Amendment No. 2 is to reflect (i) the exchange of the 6,500,000 shares of Rainbow Class A
   Stock that remain issuable under the Plan and the Registration
   Statement for 7,741,045 shares of Cablevision NY Class A Stock and the removal of the shares of Rainbow Class A Stock from registration, and (ii) a total of 20,741,045 shares of Cablevision NY Class A Stock now covered by the Registration Statement that remain available for issuance.

        *The Employee Stock Plan includes the First, Second and Third Amendments and Restatements of the 1996 Employee Stock Plan. The Second Amended and Restated 1996 Employee Stock Plan previously was called the 1998 Employee Stock Plan.







                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethpage, State of New York, on this 20th day of August, 2002.

                            CABLEVISION SYSTEMS CORPORATION



                            By: /s/ James L. Dolan
                               --------------------------------------
                                James L. Dolan
                                Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

                          SIGNATURE                                  TITLE                    DATE
                          ---------                                  -----                    ----
           /s/  James L. Dolan*                      President, Chief Executive Officer       August 20, 2002
           ------------------------------            (Principal Executive Officer) and
           James L. Dolan                            Director

           /s/  William J. Bell*                     Vice Chairman (Principal Financial       August 20, 2002
           ------------------------------            Officer) and Director
           William J. Bell

           /s/  Andrew B. Rosengard*                 Executive Vice President, Finance and    August 20, 2002
           -------------------------------           Controller (Principal Accounting
           Andrew B. Rosengard                       Officer)

           /s/  Charles F. Dolan*                    Chairman, Chairman of the Board of       August 20, 2002
           -------------------------------           Directors
           Charles F. Dolan

           /s/  Robert S. Lemle*                     Vice Chairman, General Counsel,          August 20, 2002
           -------------------------------           Secretary and Director
           Robert S. Lemle

           /s/  Sheila A. Mahony*                    Executive Vice President,                August 20, 2002
           -------------------------------           Communications, Government and Public
           Sheila A. Mahony                          Affairs and Director




                                                                2








           /s/  Thomas C. Dolan*                     Senior Vice President and Chief          August 20, 2002
           -------------------------------           Information Officer and Director
           Thomas C. Dolan

           /s/  John Tatta*                          Director                                 August 20, 2002
           -------------------------------
           John Tatta

           /s/  Patrick F. Dolan*                    Director                                 August 20, 2002
           -------------------------------
           Patrick F. Dolan

           /s/  Charles D. Ferris*                   Director                                 August 20, 2002
           -------------------------------
           Charles D. Ferris

           /s/  Richard H. Hochman*                  Director                                 August 20, 2002
           -------------------------------
           Richard H. Hochman

           /s/  Victor Oristano*                     Director                                 August 20, 2002
           -------------------------------
           Victor Oristano

           /s/  Vincent Tese*                        Director                                 August 20, 2002
           -------------------------------
           Vincent Tese

          *By: /s/ Robert S. Lemle
               ---------------------------
                   Robert S. Lemle
                   Attorney-In-Fact




















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